Exhibit A

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: August 10, 2026	Hallador Investment Advisors, Inc.

/s/ David C. Hardie
By: David C. Hardie
Its: Chairman

Dated: August 10, 2026	Hallador Alternative Assets Fund LLC

/s/ David C. Hardie
By: David C. Hardie
Its: Managing Member

Dated: August 10, 2026	Hallador Opportunity Fund LP

By: Hallador Investment Advisors, Inc., its General Partner

/s/ David C. Hardie
By: David C. Hardie
Its: Chairman

Dated: August 10, 2026	AWA Small Cap Access Fund LP

By: Argos Wealth Advisors, LLC, its General Partner

/s/ Brad Yamada
By: Brad Yamada
Its: Authorized Signatory

Dated: August 10, 2026	David C. Hardie

/s/ David C. Hardie
By: David C. Hardie
Its: Chairman

Dated: August 10, 2026	Kevin Leary

/s/ Kevin Leary
By: Kevin Leary

Dated: August 10, 2026	Peter Van Roden

/s/ Peter Van Roden
By: Peter Van Roden